Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SENESCO TECHNOLOGIES, INC.

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Pursuant to Section 242

of the

Delaware General Corporation Law

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Senesco Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY THAT:

FIRST: The name of the corporation (hereinafter, the “Corporation”) is: Senesco Technologies, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on January 22, 2007 (the “Restated Certificate”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on each of December 13, 2007, September 22, 2009, May 25, 2010, December 22, 2011, April 1, 2013 and October 16, 2013 (effective October 21, 2013) and two Certificates of Designations were filed with the office of the Secretary of State of Delaware on March 31, 2010 (the “Amendment” together with the Restated Certificate, the “Charter”).

THIRD: The Charter is hereby amended as follows:

(a) Article FIRST of the Charter is hereby amended to read, in its entirety, as follows:

“FIRST: The name of the Corporation is Sevion Therapeutics, Inc. (the “Corporation”).”

FOURTH: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been duly executed by the undersigned officer of the Corporation this 29th day of September, 2014.

SENESCO TECHNOLOGIES, INC. By: /s/ Joel Brooks Name: Joel Brooks Title: Chief Financial Officer, Treasurer and Secretary

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